  Amendment No. 1 to the Amended and Restated LivaNova PLC 2022 Incentive Award Plan WHEREAS, LivaNova PLC (the “Company”) maintains the Amended and Restated LivaNova PLC 2022 Incentive Award Plan (the “A&R 2022 Plan”); WHEREAS, pursuant to Section 12.1 of the A&R 2022 Plan, the board of directors of the Company (the “Board”) is authorized to amend the A&R 2022 Plan; WHEREAS, the Board has determined that the A&R 2022 Plan should be amended to increase the number of Shares which may be issued or transferred pursuant to Awards under the Plan; NOW, THEREFORE, pursuant to Section 12.1 of the A&R 2022 Plan, subject to and conditional upon this amendment being approved by shareholders at the Company’s Annual General Meeting in 2024, the A&R 2022 Plan is hereby amended as follows: 1. Section 3.1(a) of the A&R 2022 Plan is hereby amended to read in its entirety as follows: “(a) Subject to Sections 3.1(b) and 12.2, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is: (i) 2,950,000 Shares pursuant to Options or Stock Appreciation Rights; and (ii) 2,000,000 Shares pursuant to Awards other than Options or Stock Appreciation Rights. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.” 2. All other terms and conditions of the A&R 2022 Plan shall remain in full force and effect and shall not be amended pursuant to this amendment. IN WITNESS WHEREOF, the undersigned hereby executes this amendment on behalf of the Company as of this 17th day of April, 2024. LivaNova PLC By: /s/ Vladimir Makatsaria Name: Vladimir Makatsaria Title: Director and Chief Executive Officer